UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Oneida Financial Corp.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	Being applied for

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

182 Main Street, Oneida, New York	13421

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑	If this form relates to the registration of a class of securities Pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-165458

Securities to be registered pursuant to Section 12(b) of the Act.

Common Stock, par value $0.01	The NASDAQ Stock Market, LLC

(Title of Class)	(Name of Each Exchange on Which Each Class is to be Registered)
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
     For a description of the Registrant’s securities, reference is made to “Our Dividend Policy,” “The Conversion and Offering,” “Restrictions on Acquisition of Oneida Financial-New” and “Description of Capital Stock of Oneida Financial-New Following the Conversion” in the Registrant’s Registration Statement on Form S-1 (File No. 333-165458), as initially filed March 12, 2010, and as amended on April 28, 2010 and May 12, 2010, which is hereby incorporated by reference. For a description of the provisions of the Registrant’s Articles of Incorporation and Bylaws, reference is made to “Restrictions on Acquisition of Oneida Financial-New” and “Description of Capital Stock of Oneida Financial-New Following the Conversion” in the Registrant’s Registration Statement on Form S-1 (File No. 333-165458), as initially filed March 12, 2010, and as amended on April 28, 2010 and May 12, 2010, which is incorporated herein by reference.
Item 2. Exhibits.
1.	Registration Statement on Form S-1 (File No. 333-165458), as initially filed March 12, 2010, and as amended on April 28, 2010 and May 12, 2010, which is incorporated herein by reference.

2.	Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 (File No. 333-165458), as initially filed March 12, 2010, and as amended on April 28, 2010 and May 12, 2010).

3.	Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (File No. 333-165458), as initially filed March 12, 2010, and as amended on April 28, 2010 and May 12, 2010).

4.	Form of Common Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1 (File No. 333-165458), as initially filed March 12, 2010, and as amended on April 28, 2010 and May 12, 2010).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ONEIDA FINANCIAL CORP.
Date: July 7, 2010	By:	/s/ Michael R. Kallet
Michael R. Kallet
President and Chief Executive Officer